UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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AETRIUM INCORPORATED
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AETRIUM INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 23, 2007

The 2007 Annual Meeting of the Shareholders of Aetrium Incorporated, a Minnesota corporation, will be held at Aetrium’s corporate headquarters located at 2350 Helen Street, North St. Paul, Minnesota, beginning at 4:00 p.m., local time, on May 23, 2007, for the following purposes:

1.	To elect five (5) persons to serve as directors until the next Annual Meeting or until their respective successors are elected and qualified; and

2.	To transact such other business as may properly come before the Annual Meeting.

The record date for determining the shareholders who are entitled to notice of and to vote at the Annual Meeting, and any adjournments thereof, is the close of business on March 30, 2007.

You are cordially invited to attend the Annual Meeting. If you do not plan to attend the Annual Meeting in person, please be sure you are represented at the Annual Meeting by completing, signing, dating and promptly returning the enclosed proxy card in the envelope provided, which requires no postage if mailed within the United States.

By Order of the Board of Directors

Douglas L. Hemer
Chief Administrative Officer and Secretary

April 10, 2007
North St. Paul, Minnesota

AETRIUM INCORPORATED
2350 Helen Street
North St. Paul, Minnesota 55109
(651) 770-2000

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 23, 2007

INTRODUCTION

The 2007 Annual Meeting of the Shareholders of Aetrium Incorporated, a Minnesota corporation, will be held at Aetrium’s corporate headquarters located at 2350 Helen Street, North St. Paul, Minnesota 55109, beginning at 4:00 p.m., local time, on May 23, 2007.

A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. We will pay the costs related to soliciting proxies, including preparing, assembling and mailing the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of our common stock. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone or personal conversation. We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of our common stock.

Any shareholder giving a proxy may revoke it at any time before its use at the Annual Meeting either by:

•	giving written notice of revocation to our Secretary before the Annual Meeting or at the Annual Meeting before the proxy is used;

•	submitting a duly executed proxy with a later date to our Secretary; or

•	appearing at the Annual Meeting and voting his or her stock in person.

Proxies will be voted as specified by shareholders. Proxies that are signed by shareholders, but lack any such specification, will be voted in favor of the nominees for directors listed in this Proxy Statement. Abstention from the proposal set forth in the Notice of Meeting is treated as a vote against such proposal. Broker non-votes on such proposal (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote) are treated as shares with respect to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote on such proposal.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES FOR DIRECTORS LISTED IN THIS PROXY STATEMENT.

We expect that this Proxy Statement and the proxy card will be first mailed to shareholders on or about April 10, 2007.

The terms “we,” “us,” “our,” or the “company” or similar terms refer to Aetrium Incorporated.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or Annual Report to Shareholders may have been sent to multiple shareholders who share the same address. We will promptly deliver a separate copy of either document to any shareholder upon written or oral request to our Investor Relations Department, Aetrium Incorporated, 2350 Helen Street, North St. Paul, Minnesota 55109, telephone: (651) 770-2000. Any shareholder who wants to receive separate copies of our Proxy Statement or Annual Report to Shareholders in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder’s bank, broker, or other nominee record holder, or the shareholder may contact us at the above address and phone number.

OUTSTANDING SHARES

Only record holders of our common stock at the close of business on March 30, 2007 will be entitled to vote at the Annual Meeting. On March 30, 2007, we had 10,297,782 outstanding shares of common stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. The holders of a majority of the shares (5,148,892 shares) entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for the purposes of determining a quorum, without regard to whether the card reflects an abstention (or is left blank) or reflects a broker non-vote on a matter. Holders of shares of common stock are not entitled to cumulate voting rights.

ELECTION OF DIRECTORS

Nomination

Our Bylaws provide that the number of directors to constitute our board of directors will be at least one or such other number as may be determined by our board or our shareholders. At our 2006 Annual Meeting, five directors were elected. Our board has unanimously recommended and determined to nominate the same five directors to be elected at the 2007 Annual Meeting. The process used to nominate these directors is discussed below under the caption “Additional Information About the Board and Its Committees—Board Member Nomination Process.” Directors elected at the 2007 Annual Meeting will hold office until the next regular meeting of shareholders or until their successors are duly elected and qualified.

All of the nominees for directors are currently members of our board and have consented to serve as directors, if elected. The election of each director requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting, provided that a quorum consisting of a majority of the voting power of our outstanding shares is represented either in person or by proxy at the Annual Meeting. Our board recommends a vote FOR the election of each of the nominees listed in this Proxy Statement. Our board intends to vote the proxies solicited on its behalf (other than proxies in which the vote is withheld) for the election of each of the nominees as directors. If prior to the Annual Meeting our board should learn that any of the nominees will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies will be cast for another nominee to be designated by our board to fill such vacancy, unless a shareholder indicates to the contrary on his or her proxy card. Alternatively, the proxies may, at our board’s discretion, be voted for such fewer nominees as results from such death, incapacity or other unexpected occurrence. Our board has no reason to believe that any of the nominees will be unable to serve.

Information About Nominees

The following table sets forth certain information as of March 1, 2007, which has been furnished to us by the persons who have been nominated by our board to serve as directors for the ensuing year.

Nominees for Election	Age	Principal Occupation	Director Since
Joseph C. Levesque	62	Chairman of the Board, President and Chief Executive Officer of Aetrium Incorporated	1986
Darnell L. Boehm	58	Principal of Darnell L. Boehm & Associates	1986
Terrence W. Glarner	63	President of West Concord Ventures, Inc.	1990
Andrew J. Greenshields	69	President of Pathfinder Venture Capital Funds	1986
Douglas L. Hemer	60	Chief Administrative Officer and Secretary of Aetrium Incorporated	1986

Other Information About Nominees

Joseph C. Levesque has served as our President, Chief Executive Officer and Chairman of our board since 1986. From 1973 to 1986, Mr. Levesque served in various capacities and most recently as Executive Vice President of Micro Component Technology, Inc., a manufacturer of integrated circuit testers and test handlers.

Darnell L. Boehm served as our Chief Financial Officer and Secretary from 1986 until May 2000, and has served as one of our directors since 1986. From December 1994 until July 1995, Mr. Boehm had also assumed executive management responsibilities for our Poway, California operations. Mr. Boehm is currently the principal of Darnell L. Boehm & Associates, a management consulting firm. Mr. Boehm is also a director of Rochester Medical Corporation, a publicly held company, and Versa Companies, a privately held company. Mr. Boehm serves on the compensation committee and is chairman of the audit committee of Rochester Medical Corporation. The entire board of Versa Companies acts as its audit and compensation committees.

Terrence W. Glarner has served as one of our directors since March 1990. Mr. Glarner was initially elected as a director to our board because of his affiliation with North Star Ventures, Inc. and Norwest Venture Capital, which were significant shareholders of Aetrium at the time. Since February 1993, Mr. Glarner has been President of West Concord Ventures, Inc., a venture capital company, and has been a consultant to North Star Ventures, Inc. and Norwest Venture Capital. Mr. Glarner is also a director of Bremer Financial Corp., FSI International, Inc. and NVE Corporation, all of which are publicly held companies. Mr. Glarner also serves on the audit and compensation committees of FSI International, Inc. and NVE Corporation and on the audit committee of Bremer Financial Corp.

Andrew J. Greenshields served as one of our directors from July 1984 to October 1985, and has continuously served as one of our directors since October 1986.  Mr. Greenshields was initially elected as a director to our board because of his affiliation with Pathfinder Venture Capital Funds, an investment company, which was a significant shareholder of Aetrium at the time of Mr. Greenshields’ election to the board both in 1984 and 1986. Mr. Greenshields has been President of Pathfinder Venture Capital Funds since September 1980.  Pathfinder Ventures is a venture capital management company.  Mr. Greenshields also has been a general partner of Spell Capital Partners since November 1997.  Mr. Greenshields was a director and member of the audit and compensation committees of CNS, Inc., a publicly held company, until its acquisition by GlaxoSmithKline plc in December 2006, and is a director of Midwest Plastics, Inc., a privately held company. The entire board of Midwest Plastics, Inc. acts as the audit and compensation committees.

Douglas L. Hemer has served as one of our directors since 1986, and has served as our Secretary since May 2000 and as our Chief Administrative Officer since March 2001. He served as our Group Vice President from August 1998 to March 2001, as the President of our Poway, California operations from February 1997 to August 1998 and as our Chief Administrative Officer from May 1996 until February 1997. Mr. Hemer was a partner in the law firm of Oppenheimer Wolff & Donnelly LLP for more than 15 years before joining Aetrium. Mr. Hemer is also a director of Versa Companies, a privately held company.

Additional Information About the Board and Its Committees

General Information. Our board of directors manages our business and affairs. Except for Messrs. Levesque and Hemer, all of our directors are independent directors, as defined by current Nasdaq listing standards and the rules and regulations of the SEC. Our independent directors hold meetings, referred to as “executive sessions,” at which only the independent directors are present on a regular basis and at least two times each year. During the fiscal year ended December 31, 2006, our independent directors held four executive sessions in addition to their participation in Audit Committee and Compensation Committee meetings.

Our board met or took action in writing seven times during the fiscal year ended December 31, 2006. Our board established and maintains an Audit Committee and a Compensation Committee. Each of our directors is expected to make a reasonable effort to attend all meetings of the board, applicable committee meetings and our Annual Meeting of Shareholders. All of our directors attended 75% or more of the aggregate meetings of our board and all such committees on which they served during the fiscal year ended December 31, 2006. All of our directors except Mr. Greenshields attended our 2006 Annual Meeting.

Audit Committee. Our Audit Committee was established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, for the purpose of overseeing accounting and financial reporting processes and audits of our financial statements. The functions of the Audit Committee include reviewing our financial statements, overseeing the financial reporting and disclosures prepared by management, making recommendations regarding our financial controls, and conferring with our outside independent registered public accounting firm. In addition, the Audit Committee is responsible for the appointment, compensation, retention and oversight of our outside independent registered public accounting firm. The Audit Committee met or took action in writing seven times during the fiscal year ended December 31, 2006. Messrs. Boehm, Glarner and Greenshields are the current members of the Audit Committee, of which Mr. Boehm is Chairman.

Compensation Committee. The responsibilities of the Compensation Committee include approving the compensation for our executive officers and setting the terms of and grants of awards under our 1993 and 2003 Stock Incentive Plans. Our 1993 Stock Incentive Plan is referred to in this Proxy Statement as our “1993 Plan,” and our 2003 Stock Incentive Plan is referred to in this Proxy Statement as our “2003 Plan.” The Compensation Committee met or took action in writing six times during the fiscal year ended December 31, 2006. Messrs. Boehm, Glarner and Greenshields are the current members of the Compensation Committee.

Board Member Nomination Process. We have not established a nominating committee. Our board has determined that because of the relatively small size of the board and the value of all directors participating in the process of nominations for board membership, it is in the company’s best interests for the entire board to exercise the responsibilities of nominations for board membership. In lieu of a charter, the board has adopted principles, objectives and requirements in connection with the nomination process that set forth guidelines and procedures for the selection and evaluation of candidates for nomination as board members. We have posted these principles, objectives and requirements on our website at www.aetrium.com. Our board reviews these principles, objectives and requirements periodically to determine if a more formal policy should be adopted.

In evaluating individual candidates for nomination for board membership, the board will seek out individuals who have, at a minimum, the following attributes:

•	High moral and ethical character;

•
Readiness to share constructive ideas, make independent decisions, work proactively and constructively with other board members, and devote the time and energy necessary for comprehensive and timely completion of all board member responsibilities; and

•
Adequate education, training and business experience, including knowledge of our business and the semiconductor and semiconductor equipment industries, to understand and make well informed and well reasoned judgments on all matters within the scope of the board’s responsibilities.

In making nominations for board membership, the board will consider recommendations from a variety of sources, including from shareholders. All recommended candidates will be evaluated under the same criteria. All candidates selected as a nominee for director must be approved by a majority of the independent directors of our board.

Shareholders wishing to submit a recommendation for board membership may do so by sending a letter to the board, c/o Corporate Secretary, at Aetrium’s address listed above, which is clearly identified as a “Director Nominee Recommendation” and contains the following information:

•	Name of the candidate and a brief biographical sketch and resume of the candidate;

•	Contact information for the candidate and the shareholder making the recommendation;

•	A document evidencing the candidate’s willingness to serve as a director if elected; and

•	A signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held.

Shareholders who wish to make a recommendation for a nominee to be included in our proxy statement for our 2008 Annual Meeting of Shareholders must submit their recommendation to our board by December 12, 2007 to assure time for collection and meaningful consideration and evaluation of information regarding the nominees by our board.

Shareholder Communications with Our Board. Any shareholder wishing to send communications to our board may send a letter to the board, c/o Corporate Secretary, at Aetrium’s address listed above. Any such communication must be clearly labeled “Security Holder-Board Communication” and must include a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held. All communications that are reasonably related to Aetrium or its business will be directed by the Corporate Secretary to the board, or particular board members, not later than the next regularly scheduled meeting of the board. The Corporate Secretary has the authority to discard or disregard or take other appropriate actions with respect to any inappropriate communications, such as unduly hostile, illegal or threatening communications.

Compensation of Directors

The following table sets forth the cash and non-cash compensation for our fiscal year ended December 31, 2006 awarded to or earned by our directors other than our named executive officers.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (2)	Total ($)
Darnell L. Boehm	—	—	5,630	—	—	13,484	19,114
Terrence W. Glarner	—	—	4,099	—	—	—	4,099
Andrew J. Greenshields	—	—	4,099	—	—	—	4,099

(1)
Represents compensation costs recognized by us in fiscal year 2006 for option awards as determined pursuant to Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R), but excludes any impact of assumed forfeiture rates.

(2)	Represents premiums paid for Mr. Boehm and his family under our medical and dental group insurance programs.

Directors’ Fees. Our directors receive no cash compensation for their services as members of our board, although their out-of-pocket expenses incurred on our behalf are reimbursed.

Option Grants. All of our directors are eligible for grants of options under our 2003 Plan. As disclosed in the Executive Compensation and Other Benefits section below, in June 2006 and pursuant to the 2003 Plan, we granted to Messrs. Levesque and Hemer five-year options to purchase 75,000 and 25,000 shares of our common stock, respectively. Also in June 2006, we granted to Messrs. Boehm, Glarner and Greenshields, as non-employee directors, five-year options to purchase 15,000 shares of common stock each. The exercise price of each of their options is $4.33 per share, the fair market value of the common stock on the date of the grant. All of the options granted vest ratably over forty-eight months from date of grant.

Although our board is not obligated to do so, it currently anticipates that it will grant non-statutory stock options to purchase 30,000 shares of common stock to non-employee directors upon their initial election to our board at an exercise price equal to the fair market value of the common stock on the date of grant.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the beneficial ownership of our common stock as of March 1, 2007, unless otherwise noted, by (a) each shareholder who we know owns beneficially more than 5% of our outstanding common stock, (b) each of our directors, nominees for directors and executive officers named in the “Summary Compensation Table” below, and (c) all of our executive officers and directors as a group. The address for all our executive officers and directors is 2350 Helen Street, North St. Paul, Minnesota 55109.

	Shares of Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Amount	Percent of Class (2)
Joseph C. Levesque	327,803 (3)	3.1%
Douglas L. Hemer	161,192 (4)	1.5%
Paul H. Askegaard	94,884 (5)	*
Daniel M. Koch	151,803 (6)	1.5%
John J. Pollock	59,963 (7)	*
Keith E. Williams	265,665 (8)	2.6%
Darnell L. Boehm	110,625 (9)	1.1%
Terrence W. Glarner	80,955 (10)	*
Andrew J. Greenshields	83,125 (11)	*
Executive officers and directors as a group (11 persons)	1,479,969 (12)	13.2%
___________________
*Less than 1%.

(1)
Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days of March 1, 2007 are treated as outstanding only when determining the amount and percent owned by such person or group. Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

(2)	Based on 10,281,274 shares of common stock outstanding as of March 1, 2007.

(3)
Includes options to purchase 135,625 shares of common stock exercisable within 60 days. Also includes an aggregate of 6,400 shares held in educational trusts for Mr. Levesque’s grandchildren, of which he is the trustee.

(4)	Includes options to purchase 125,208 shares of common stock exercisable within 60 days.

(5)	Includes options to purchase 87,208 shares of common stock exercisable within 60 days.

(6)	Includes options to purchase 109,166 shares of common stock exercisable within 60 days.

(7)	Includes options to purchase 54,125 shares of common stock exercisable within 60 days.

(8)	Includes options to purchase 114,375 shares of common stock exercisable within 60 days.

(9)	Includes options to purchase 48,125 shares of common stock exercisable within 60 days.

(10)	Includes options to purchase 63,125 shares of common stock exercisable within 60 days.

(11)	Includes options to purchase 63,125 shares of common stock exercisable within 60 days.

(12)
Includes options to purchase 935,393 shares of common stock exercisable within 60 days. Also includes an aggregate of 6,400 shares held in educational trusts for Mr. Levesque’s grandchildren, of which he is the trustee.

EXECUTIVE COMPENSATION AND OTHER BENEFITS

Compensation Discussion and Analysis

Our executive compensation program has three principal components: base salary, equity based awards (historically these have been in the form of nonqualified stock options), and profit sharing bonuses. Our primary objective in determining base salaries is to provide a fair but conservative level of compensation to our executive management that can be sustained through a wide range of industry conditions without unduly and inappropriately burdening the company during lean conditions. Our primary objective in granting equity based awards is to provide appropriate incentive to our executive management to generate long term growth in the value of the company. Our primary objective in granting profit sharing bonuses is to reward executive management for their successes in generating profitability and positive cash flow. We believe that these three components to our executive compensation program are complementary to each other and provide a balance of long term and short term incentives to management and operational flexibility to the company that best serves the interests of the company.

Base Salaries. Historically, base salaries for our executive management have been adjusted infrequently and typically as a result of changes in responsibilities. Base salaries for our Chief Executive Officer and Chief Administrative Officer have not been adjusted for over ten years, except that during the severe downturn in our industry in 2001-2003, their base salaries were reduced by 25% and 20% respectively, at their initiation. Actions on executive management base salaries are typically initiated by management proposals. In setting and adjusting base salaries for our executive management, we take into account the potential impact of the individual on the company and corporate performance, the skills and experience required by the position, the individual performance and potential of the executive officer, and market data for comparable positions in companies in comparable industries and of comparable development, complexity and size. We believe base salaries for our executive management have provided fair but conservative minimum compensation relative to peer companies in our industry.

We did not increase the base salary for any of our executive officers in 2004, 2005 or 2006, except for Messrs. Askegaard and Pollock, who each received additional base salary increases in the first quarter of 2004 to reflect current responsibilities.

Equity Based Awards. We have granted equity based awards under our 2003 and 1993 Plans periodically to achieve an appropriate balance of outstanding options to provide ongoing incentive to executive management to build value in the company over time. As indicated above, historically our equity based awards have been in the form of nonqualified stock options, and we have no current plans to grant other forms of equity based awards. The number of stock options we have granted to executives, including our Chief Executive Officer, has been based upon a number of factors, including base salary level and how such base salary level relates to those of other companies in our industry, the number of options previously granted, individual and corporate performance during the year, the number of options being granted to other executives, and management’s recommendations. The Compensation Committee determines the number of options to be granted to an executive based upon its overall subjective assessment of these factors. There are no formulas, objective criteria or other established relationships between the factors taken into account and the number of options granted to the executive.

Option grants are typically initiated by management proposals. We typically grant options on dates we believe the market value of our stock is at relatively low levels to maximize the incentive offered by the stock option awards. The designated grant date for all options that have been granted has always been the date the award was made. We have had no historical practice of awarding options on dates near company public releases of material information, and it is our policy not to do so.

In 2006, we granted options for an aggregate 195,000 shares of our common stock to our named executive officers, and the terms of options for an aggregate of 170,000 shares of our common stock previously granted to our named executive officers expired, all of which expiring options were exercised in 2006. In 2005, we granted options for an aggregate 180,000 shares of our common stock to our named executive officers, and the terms of options for an aggregate of 195,000 shares of our common stock previously granted to our named executive officers expired, none of which expiring options were exercised prior to expiration. In 2004, we granted no options to our named executive officers, and the terms of options for an aggregate of 47,000 shares of our common stock previously granted to our named executive officers expired, none of which expiring options were exercised prior to expiration.

Profit Sharing Bonuses. Under our executive officer profit sharing program, which the board adopted in 2004, the Compensation Committee may award up to an aggregate of 10% of our pre-tax operating income (before such awards) for the quarter as cash bonuses to our executive officers. Bonuses are awarded only for quarters in which we are profitable. At the end of each quarter with pre-tax operating income, the Chief Executive Officer makes recommendations to the Compensation Committee on aggregate and individual cash bonuses. The Compensation Committee determines aggregate bonuses to be awarded for a quarter based on its overall subjective assessment of cash flow availability and management’s performance. The Compensation Committee determines the amount of each executive’s bonus based upon its overall subjective assessment of the individual executive’s contributions to the success of our operations. There are no formulas, objective criteria or other established relationships between the factors taken into account and the amount of the bonuses awarded.

The Compensation Committee awarded bonuses under our executive officer profit sharing program to our named executive officers in the aggregate amounts of $288,000 and $331,400, respectively, for fiscal years 2006 and 2004. Bonuses were paid on all four quarters of fiscal year 2006, and aggregate bonuses under the program to all executive officers for fiscal year 2006 were approximately 10% of our pre-tax operating income (before such awards) for fiscal year 2006, calculated to include losses from our discontinued Dallas, Texas operation. In calculating the bonus pool available under the program for 2006, to be consistent with prior years, compensation costs computed in accordance with FAS 123R were excluded. No bonuses were awarded under our executive officer profit sharing program for fiscal year 2005 because we were not profitable in any of our quarters in 2005, including losses from our discontinued Dallas operation. Bonuses were paid on the first three quarters of fiscal year 2004, and aggregate bonuses under the program to all executive officers for fiscal year 2004 were approximately 10% of our pre-tax operating income (before such awards) for the first three quarters of fiscal year 2004, calculated to include losses from our discontinued Dallas operation.

Sales Incentive Bonuses. Certain executive officers involved in supporting our sales and service efforts are included in our sales incentive plan under which they are paid daily rates for qualifying travel as bonuses in addition to their base salaries. The Compensation Committee reviews all bonuses under this program made to executive management and ratifies the bonuses as made in conformance with the program. All bonuses paid to our named executive officers in 2006 under the sales incentive program are reflected in the “Summary Compensation Table” below.

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for the fiscal year ended December 31, 2006 awarded to or earned by our Chief Executive Officer, Chief Administrative Officer and Treasurer and our three other most highly compensated executive officers whose total compensation exceeded $100,000. The executive officers named in the chart below are referred to in this Proxy Statement as our “named executive officers.”

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Joseph C. Levesque, President and Chief Executive Officer	2006	240,000	59,000	—	22,058	—	—	6,162	327,220
Douglas L. Hemer, Chief Administrative Officer and Secretary	2006	175,000	49,000	—	8,394	—	—	4,557	236,951
Paul H. Askegaard, Treasurer	2006	125,000	40,000	—	8,082	—	—	3,340	176,422
Daniel M. Koch, VP—Worldwide Sales	2006	135,000	48,000	—	6,507	—	—	23,038	212,545
John J. Pollock, VP and General Manager	2006	135,000	50,000	—	6,599	—	—	23,593	215,192
Keith E. Williams, Former President, Dallas Operations (4)	2006	150,000	42,000	—	42,472	—	—	157,616	392,088
___________________________

(1)	Represents compensation costs recognized by us in fiscal year 2006 for option awards as determined pursuant to FAS 123R, but excludes any impact of assumed forfeiture rates.

(2)	Represents bonuses payable pursuant to our executive officer profit sharing program.

(3)
Represents amounts of matching contributions we made to the named executive officers’ respective 401(k) accounts. With respect to Messrs. Koch and Pollock, also includes bonuses of $19,100 and $19,600, respectively, payable pursuant to our sales incentive program, which applies to certain personnel participating in sales and marketing activities. With respect to Mr. Williams, see note 4.

(4)
Mr. Williams’ employment with us was terminated effective December 31, 2006 in connection with the sale of the product lines manufactured at our Dallas, Texas facility, as explained under the caption “Certain Relationships and Related Transactions.” Mr. Williams was given a severance package under which he will receive one year’s base salary paid over two years and the equivalent of the employer portion of our group health and group dental premiums for two years, and under which the terms of stock options previously granted to Mr. Williams were modified to extend their expiration dates. The fair value of the option modifications was determined to be $29,783 and is included above in compensation related to Option Awards. The fair value of the salary continuation and health and dental premium benefits, amounting to $150,000 and $3,658 respectively, is included above under All Other Compensation.

Grants of Plan-Based Awards Table

The following table sets forth each grant of an award made to a named executive officer in our last completed fiscal year under any plan, including awards that subsequently have been transferred.

GRANTS OF PLAN-BASED AWARDS—2006
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (1)	Exercise or Base Price of Option Awards ($/Sh) (2)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Joseph C. Levesque	6/15/2006	—	75,000	4.33	5.03	152,250
Douglas L. Hemer	6/15/2006	—	25,000	4.33	5.03	50,750
Paul H. Askegaard	6/15/2006	—	25,000	4.33	5.03	50,750
Daniel M. Koch	6/15/2006	—	20,000	4.33	5.03	40,600
John J. Pollock	6/15/2006	—	15,000	4.33	5.03	30,450
Keith E. Williams	6/15/2006	—	35,000	4.33	5.03	71,050
______________________________

(1) The above options were granted under our 2003 Plan. The options granted to each named executive vest ratably over forty-eight months from date of grant. The payment of an option exercise price may be made either in cash or, subject to the discretion of the Compensation Committee, in shares of our common stock.

(2) The exercise price per share of the option awards is the average of the high and low market prices of our common stock on the trading date next preceding the date of grant.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END—2006
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Joseph C. Levesque	45,000 75,000 9,375	— — 65,625	(1)	— — —	2.755 3.125 4.33	12/18/2008 8/17/2010 6/15/2011
Douglas L. Hemer	15,000 80,000 25,000 3,125	— — — 21,875	(2)	— — — —	2.05 2.755 3.125 4.33	5/2/2007 12/18/2008 8/17/2010 6/15/2011
Paul H. Askegaard	6,000 56,000 20,000 3,125	— — — 21,875	(3)	— — — —	2.05 2.755 3.125 4.33	5/2/2007 12/18/2008 8/17/2010 6/15/2011
Daniel M. Koch	10,000 85,000 20,000 2,500	— — — 17,500	(4)	— — — —	2.05 2.755 3.125 4.33	5/2/2007 12/18/2008 8/17/2010 6/15/2011
John J. Pollock	31,000 20,000 1,875	— — 13,125	(5)	— — —	2.755 3.125 4.33	12/18/2008 8/17/2010 6/15/2011
Keith E. Williams	30,000 60,000 20,000 4,375	— — — —		— — — —	2.05 2.755 3.125 4.33	5/2/2007 12/31/2007 12/31/2007 12/31/2007
___________________

(1)	The stock option was granted on June 15, 2006. Assuming continued employment with us, 1562.5 shares become exercisable on the 15th day of January, 2007 and each month thereafter.

(2)	The stock option was granted on June 15, 2006. Assuming continued employment with us, 520.8 shares become exercisable on the 15th day of January, 2007 and each month thereafter.

(3)	The stock option was granted on June 15, 2006. Assuming continued employment with us, 520.8 shares become exercisable on the 15th day of January, 2007 and each month thereafter.

(4)	The stock option was granted on June 15, 2006. Assuming continued employment with us, 416.7shares become exercisable on the 15th day of January, 2007 and each month thereafter.

(5)	The stock option was granted on June 15, 2006. Assuming continued employment with us, 312.5 shares become exercisable on the 15th day of January, 2007 and each month thereafter.

Options Exercised and Stock Vested Table

The following table sets forth each exercise of stock options by each named executive officer during our last completed fiscal year. There have been no stock awards, and accordingly none vested during our last completed fiscal year.

OPTIONS EXERCISED—2006
	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Joseph C. Levesque	105,000	238,875
Douglas L. Hemer	40,000	134,300
Paul H. Askegaard	38,000	111,210
Daniel M. Koch	30,000	87,130
John J. Pollock	94,000	265,974
Keith E. Williams	15,000	47,925
___________________

(1)
The value realized equals the difference between the option exercise price and the fair market value of a share of Aetrium common stock on the date of exercise, multiplied by the number of shares exercised.

Pension Benefits

We do not have a pension benefit plan.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We do not have a nonqualified defined contribution or other nonqualified deferred compensation plan.

Potential Payments Upon Termination or Change-in-Control.

Effective as of April 1, 1986, we entered into an employment agreement with Joseph C. Levesque to serve as our President and Chief Executive Officer. This employment agreement has no stated term. The employment agreement provides that we will review Mr. Levesque’s performance and compensation package on an annual basis and make such adjustments to his compensation package as we deem appropriate. The employment agreement provides that Mr. Levesque may voluntarily terminate his employment with three months’ written notice to us. The employment agreement also provides that if Mr. Levesque’s employment is involuntarily terminated (including by reason of death or disability, but excluding for cause), we will pay Mr. Levesque six months’ salary as severance pay. Any severance pay provided to Mr. Levesque pursuant to the terms of this employment agreement will be made according to our regular payroll practices and policies.

Effective as of January 6, 2004, we entered into Change of Control Agreements with certain of our high-level executives, including all of the named executive officers, that provide severance pay and other benefits in the event of a change of control. The Agreements provide for severance payments of two times the executive’s annual base salary in the event the executive’s employment is terminated, either voluntarily with “good reason” or involuntarily, during the two-year period following a change in control. The salary continuation benefits are to be paid over twenty-four months following the date of employment termination according to our regular payroll practices and policies. An executive receiving severance payments is also entitled to reimbursement of the employer portion of group medical and group dental premiums under COBRA continuation coverage. The Agreements also provide for immediate vesting of all unvested options outstanding to the executive upon a change in control. Severance payments to Mr. Levesque under his Change of Control Agreement would be in lieu of any severance otherwise due Mr. Levesque under his employment agreement discussed above.

For purposes of the Change of Control Agreements, a change of control would be deemed to have occurred upon:

•	the sale or other transfer of all or substantially all of our assets;

•	the approval by our shareholders of a liquidation or dissolution of the company;

•	any person, other than a bona fide underwriter, becoming the owner of more than 40% of our outstanding shares of common stock;

•
a merger, consolidation or exchange involving the company, but only if our shareholders prior to such transaction own less than 65% of the combined voting power of the surviving or acquiring entity following the transaction; or

•	the current members of our board, or future members of our board who were approved by at least a majority of our current board, ceasing to constitute at least a majority of the board.

The following table sets forth severance awards for each named executive officer under the Change of Control Agreements assuming qualifying employment terminations on the last business day of our last completed fiscal year.

	Change of Control Agreement Benefits
Name	Base Salary ($)	Option Vesting Benefit ($) (1)	Health and Dental Premium Benefit ($) (2)	Total ($)
Joseph C. Levesque	480,000	83,895	10,074	573,969
Douglas L. Hemer	350,000	27,965	—	377,965
Paul H. Askegaard	250,000	27,965	10,074	288,039
Daniel M. Koch	270,000	22,372	6,194	298,566
John J. Pollock	270,000	16,779	10,074	296,853
___________________

(1)	Calculated in accordance with FAS 123R using the closing market price of our stock on December 31, 2006 as fair market value.

(2)
Assumes the executive officer continues his health and dental coverage in effect on December 31, 2006 for 18 months and assumes the employer portion of group health and group dental premiums for the coverage continues as in effect on December 31, 2006.

Compensation Committee

The Compensation Committee consists of Messrs Boehm, Glarner and Greenshields, each of whom is a non-employee director and is independent as defined under the Nasdaq listing standards and by the SEC. The Compensation Committee approves the compensation for our executive officers. With respect to all eligible recipients except members of the Compensation Committee, the Compensation Committee also administers our 1993 and 2003 Plans and determines the participants in the 2003 Plan and the amount, timing and other terms and conditions of awards under these Plans. The board as a whole exercises these responsibilities with respect to members of the Compensation Committee as eligible recipients under these Plans.

The Role of the Compensation Committee. The Compensation Committee operates under a written charter adopted by our board on February 21, 2007. We have posted our Compensation Committee Charter on our website at www.aetrium.com. Pursuant to the charter, the members of the Committee are appointed by the board and are to consist of at least three (3) members of the board, each of whom meet the independence requirements defined under the Nasdaq listing standards and by the SEC. The primary duties and responsibilities of the Compensation Committee are to:

•	establish the compensation philosophy and policy for our executive officers;

•	review and evaluate the performance of the President and Chief Executive Officer and other executive officers and approve their annual compensation packages;

•	review and approve, or recommend to the full board, executive incentive compensation plans and stock based plans in which executive officers and members of the board are eligible to participate;

•	supervise and oversee the administration of the 2003 and 1993 Plans;

•	have sole authority to retain and terminate executive compensation consultants; and

•	review and reassess periodically the adequacy of the Compensation Committee Charter.

There is no provision for the Compensation Committee to delegate any of its duties and responsibilities to any other persons. The Compensation Committee has not used any compensation consultants in determining or recommending the amount or form of executive compensation.

Compensation Committee Interlocks and Insider Participation. Messrs. Boehm, Glarner and Greenshields, each of whom is a member of our board of directors, served as members of the board’s Compensation Committee during fiscal year 2006. Mr. Boehm served as our Chief Financial Officer and Secretary from 1986 until May 2000. No executive officer of ours serves as a member of the board of directors or compensation committee of any entity that has an executive officer serving as a member of our board or Compensation Committee.

Compensation Committee Report. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained herein and the tables following it with management. Based upon such review and discussion, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Darnell L. Boehm
Terrence W. Glarner
Andrew J. Greenshields

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement, in whole or in part, the Compensation Committee Report will not be deemed to be incorporated by reference into any such filing.

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

The current members of the Audit Committee are Messrs. Boehm, Glarner and Greenshields. Mr. Boehm serves as Chairman of the Audit Committee. All members of the Audit Committee are independent as defined under the Nasdaq listing standards and the rules and regulations of the SEC. The board has determined that all members of the Audit Committee are audit committee financial experts, as defined by the SEC, based on their past business experience.

The Audit Committee operates under a written charter adopted by our board on February 18, 2004. In connection with the preparation of the materials for our 2006 Annual Meeting, the Audit Committee has determined that the Audit Committee charter is adequate and no material revisions need to be made to such charter. We have posted our amended and restated Audit Committee Charter on our website at www.aetrium.com. We have also filed a copy of the Audit Committee Charter with the SEC as an appendix to our Definitive Proxy Statement for our 2004 Annual Meeting of Shareholders. The primary function of the Audit Committee is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal and disclosure controls that management and the board have established, and the audit process, and by overseeing our accounting and financial reporting processes, the audits of our financial statements, and our independent registered public accounting firm. The Audit Committee’s primary duties and responsibilities are to:

•	be directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm;

•
approve all engagements of our independent registered public accounting firm to render audit or non-audit services prior to such engagement, or pursuant to policies and procedures that are detailed as to the particular service and that do not include delegation of the Audit Committee’s responsibilities to management;

•	evaluate our quarterly financial performance as well as our compliance with laws and regulations;

•	oversee management’s establishment and enforcement of financial policies and business practices;

•	review and determine approval of all related party transactions required to be described by us under SEC rules and regulations;

•
establish procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	investigate any matter brought to its attention within the scope of its duties; and

•	provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, counsel, internal audit personnel and our board.

All services provided by our independent registered public accounting firm, Grant Thornton LLP, are subject to pre-approval by our Audit Committee. The Audit Committee’s pre-approval policies and procedures are described below under the caption “Independent Registered Public Accounting Firms—Pre-Approval Policies and Procedures.”

Review of Our Audited Financial Statements for the Fiscal Year ended December 31, 2006

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2006 with management. The Audit Committee has discussed with Grant Thornton LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards Nos. 61, as amended (Communication with Audit Committees) and 90 (Audit Committee Communications).

The Audit Committee has also received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Grant Thornton LLP with that firm. The Audit Committee determined that the income tax preparation and consulting services provided by PricewaterhouseCoopers LLP to us during fiscal year 2006 were compatible with maintaining the independence of that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

Audit Committee

Darnell L. Boehm (Chair)
Terrence W. Glarner
Andrew J. Greenshields

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement, in whole or in part, the Audit Committee Report will not be deemed to be incorporated by reference into any such filing.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Selection of Independent Registered Public Accounting Firm

On October 2, 2006, the Audit Committee engaged Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2006. PricewaterhouseCoopers LLP, our prior independent registered public accounting firm, was dismissed by the Audit Committee on October 2, 2006.

In connection with the audits of fiscal years 2004 and 2005 and the subsequent interim period through October 2, 2006, there were no disagreements between us and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference in connection with their opinion to the subject matter of the disagreement.

There were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) during the two years ended December 31, 2005 or the subsequent interim period through October 2, 2006.

The audit reports of PricewaterhouseCoopers LLP on our consolidated financial statements as of and for the years ended December 31, 2005 and December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

We have selected Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2007. We do not intend to request that the shareholders ratify this selection. We have requested and expect, however, one or more representatives of Grant Thornton LLP to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

All services provided by our independent registered public accounting firms are subject to pre-approval by our Audit Committee. The Audit Committee has authorized each of its members to approve services by our independent registered public accounting firms in the event there is a need for such approval prior to the next full Audit Committee meeting. The Audit Committee has also adopted policies and procedures that are detailed as to the particular service and that do not include delegation of the Audit Committee’s responsibilities to management under which management may engage our independent registered public accounting firms to render audit or non-audit services. Any interim approval given by an Audit Committee member and any such engagement by management must be reported to the Audit Committee no later than its next scheduled meeting. Before granting any approval, the Audit Committee (or a committee member if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on the independence of the independent registered public accounting firm. The full Audit Committee pre-approved all services provided by Grant Thornton LLP and PricewaterhouseCoopers LLP in fiscal 2006.

Audit and Non-Audit Fees

The following table presents aggregate fees billed for professional services rendered by Grant Thornton LLP, designated GT in the table, and PricewaterhouseCoopers LLP, designated PwC in the table, for fiscal years 2006 and 2005. Other than as set forth below, no other professional services were rendered or fees billed by Grant Thornton LLP or PricewaterhouseCoopers LLP during fiscal years 2006 or 2005.

	2006 Fees			2005 Fees
Services Rendered	GT	PwC	Total	PwC
Audit Fees (1)………………….	$85,000	$37,527	$122,527	$130,023
Audit-Related Fees (2)…………	—	15,537	15,537	15,000
Tax Fees (3)……………………	—	27,925	27,925	25,450
All Other Fees …………………	—	—	—	—

(1)
These fees include the audit of our annual financial statements for fiscal years 2006 and 2005 and the review of our financial statements included in our Quarterly Reports on Form 10-Q for fiscal years 2006 and 2005.

(2)
These fees were related to consultations regarding the transition from PricewaterhouseCoopers LLP to Grant Thornton LLP as our independent registered public accounting firm and to consultations regarding Section 404 of the Sarbanes-Oxley Act of 2002 and financial accounting and reporting issues in fiscal year 2005.

(3) These fees were for the preparation of federal and state tax returns and tax advice.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 31, 2006, we completed the sale of the product lines being manufactured at our Dallas, Texas facility to WEB Technology, Inc., a privately held company also referred to as WEB. Keith E. Williams, President of our Dallas operation until its sale, owns an 11.8% interest in WEB. The divested product lines, which included our burn-in board loaders and turret-based test handlers, were some of our lowest revenue and less strategic product lines and had been unprofitable for several quarters.

As part of the sale, we transferred all intellectual property, inventory, equipment and other assets associated with the divested product lines to WEB. WEB assumed responsibility for all liabilities and obligations related to the installed base of the divested product lines, including all product warranty obligations, and agreed to provide ongoing customer support, including field service, spare parts and device kits. We recorded special charges related to the divestiture in the fourth quarter of 2006 in the amount of approximately $4.0 million, most of which was non-cash related. This transaction was reviewed and approved by our board, including by all members of our Audit Committee.

During fiscal year 2006, we purchased machined parts from two partnerships controlled by WEB. One of the partnerships, which is owned 77% by WEB, supplied us with approximately $106,000 of machined parts in fiscal year 2006. The other partnership, which is owned 76.9% by WEB, and 2.6% by Mr. Williams, supplied us with approximately $74,000 of machined parts in fiscal year 2006. These transactions were reviewed and approved by our Audit Committee.

On February 21, 2007, our board adopted a written Policy Regarding Related Party Transactions that incorporated the policies and procedures our board and Audit Committee have historically applied in reviewing and approving related party transactions. Under the policy, all related party transactions, which generally include all transactions directly or indirectly involving an executive officer, director or 5% shareholder of the company, must be approved by the Audit Committee, which will consider:

•	the related person’s relationship to the company and interest in the transaction;

•	the approximate total dollar value involved in the transaction;

•	whether the transaction was undertaken in the ordinary course of business of the company;

•	whether the transaction is proposed to be, or was, entered into on terms no less favorable to the company than terms that could have been reached with an unrelated third party;

•	the terms on which the related person offers the products or services involved in the transaction to unrelated parties;

•	the purpose of, and the potential benefits to the company of, the transaction; and

•	any other information regarding the transaction or the related person that would be material in light of the circumstances of the transaction.

We believe that the above transactions between us and our executive officers and affiliates have been on terms no less favorable than we could have obtained from unaffiliated third parties. Any future transactions directly or indirectly involving our executive officers, directors or 5% beneficial shareholders will be on terms no less favorable than we could obtain from unaffiliated third parties and will be evaluated and approved by the Audit Committee under our Policy Regarding Related Party Transactions.

CODE OF ETHICS

Effective February 18, 2004, the board formally adopted a Code of Business Conduct and Ethics, which covers a wide range of business practices and procedures and is intended to ensure to the greatest extent possible that Aetrium’s business is conducted in a consistently legal and ethical manner. The Code is consistent with how we have always conducted our business and applies to all of our directors, officers and other employees, including our principal executive officer and principal financial and accounting officer. We have posted the Code on our website at www.aetrium.com. We have also filed a copy of the Code with the SEC as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003. We intend to promptly disclose any grant of waivers from or amendments to a provision of the Code on our website following such amendment or waiver.

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms they file. Based upon a review of the copies of such reports furnished to us and written representations, we believe that for the year ended December 31, 2006, none of our directors, executive officers or beneficial owners of greater than 10% of our common stock failed to file on a timely basis the forms required by Section 16 of the Exchange Act., except as follows. Mr. Levesque was one day late in filing a Form 4 reporting a sale of stock in October 2006. Mr. Koch was one day late in filing a Form 4 reporting a gift of stock in June 2006. Dean Hedstrom, one of our other executive officers, was four days late in filing a Form 4 reporting the concurrent receipt of options and termination of other options granted under our 2003 Plan in November 2006. All of these failures to timely file Form 4’s were due to errors by the company.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Shareholder proposals intended to be presented in our proxy materials relating to our next Annual Meeting of Shareholders must be received by us at our principal executive offices on or before December 12, 2007 and must satisfy the requirements of the proxy rules promulgated by the SEC.

A shareholder who wishes to make a proposal at our next Annual Meeting without including the proposal in our proxy materials must notify us by February 25, 2008. If a shareholder fails to give notice by this date, then the persons named as proxies in the proxy card solicited by us for the next Annual Meeting will have discretionary authority to vote on the proposal.

OTHER BUSINESS

We know of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by our board will be voted in accordance with the judgment of the person or persons voting the proxies.

MISCELLANEOUS

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006 TO EACH PERSON WHO WAS A SHAREHOLDER OF AETRIUM AS OF MARCH 30, 2007 UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: AETRIUM INCORPORATED, 2350 HELEN STREET, NORTH ST. PAUL, MINNESOTA 55109; ATTN.: SHAREHOLDER INFORMATION.

By Order of the Board of Directors

Joseph C. Levesque
Chairman of the Board,
President and Chief Executive Officer
April 10, 2007
North St. Paul, Minnesota

Appendix A
AETRIUM INCORPORATED

ANNUAL PROXY CARD

This Proxy is solicited by the Board of Directors

The undersigned hereby appoints JOSEPH C. LEVESQUE and DOUGLAS L. HEMER, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Aetrium Incorporated held of record by the undersigned on March 30, 2007 at the Annual Meeting of Shareholders to be held on May 23, 2007 or any adjournment thereof.

1. ELECTION OF DIRECTORS. The Board recommends a vote FOR the following nominees.

	Name of Nominee	For	Withhold
01	JOSEPH C. LEVESQUE	☐	☐
02	DARNELL L. BOEHM	☐	☐
03	TERRENCE W. GLARNER	☐	☐
04	ANDREW J. GREENSHIELDS	☐	☐
05	DOUGLAS L. HEMER	☐	☐

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees named in Proposal 1 above. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: _____________, 2007

                                                   ______________________________
Signature

                                                   ______________________________
Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

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